FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

This First Amendment to the Note Purchase Agreement (this “Amendment”) is made as of July 20, 2021 (the “Amendment Effective Date”), and with reference to that certain Note Purchase Agreement dated as of March 5, 2020 (the “Purchase Agreement”) among Astro Aerospace, Ltd., a Nevada corporation (the “Company”), and Westworld Financial Capital, LLC (the “Investor”). Unless otherwise indicated herein, capitalized terms used in this Amendment without definition shall have the respective meanings specified in the Transaction Documents (as such term is defined under the Purchase Agreement).  The Purchase Agreement, as Amended by this Amendment, is referred to herein as the “Agreement”.

WHEREAS, under the terms of the Purchase Agreement, the Company issued and sold to the Investor, a Senior Secured Promissory Note in the principal amount of One Million Two Hundred and Fifty Thousand ($1,250,000.00) Dollars (the “Transaction”);

WHEREAS, as part of the Transaction, the Company agreed (i) on or prior to the thirtieth day after the Closing, to prepare and file with the SEC a registration statement covering the Registrable Securities, and (ii) to have the registration statement declared effective by the 90th day following the Closing;

WHEREAS, the Company has breached their obligations to file a registration statement within 30 days of the Closing and to have a registration statement for the Registrable Securities declared effective by the 90th day following the Closing; and

WHEREAS, the Company and Investor desire to enter into this Amendment to the Purchase Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby amend the Purchase Agreement as follows:

SECTION 1.  Increase of Principal Amount of Note

(a)

Under the Purchases Agreement, the Company agreed that on or prior to the thirtieth day following the Closing it would prepare and file with the SEC a registration statement covering all of the Registrable Securities. The Company further agreed to have such Registration Statement declared effective within 90 days of the Closing. In consideration for not having timely filed the registration statement with respect to the Registrable Securities and not having the registration statement declared effective within 90 days of the Closing, the Company hereby agrees to increase the principal amount of the Note, and to thereby amend Exhibit A to the Purchase Agreement, to revise the existing Principal Amount from One Million Two Hundred and Fifty Thousand ($1,250,000.00) Dollars and to change it to One Million Five Hundred and Sixty-Two Thousand ($1,562,000) Dollars (the “Principal Amount”) as of the Amendment Effective Date, and to obtain Nasdaq’s approval of the listing of the additional Registrable Securities issuable upon conversion of the Note amended hereby on Nasdaq within the time period set forth below.

(b)

The Company further agrees (i) to file a Registration Statement covering the additional Registrable Securities within thirty (30) days of the Amendment Effective Date, (ii) to have such Registrable Securities registered and listed on Nasdaq, and (iii) to have such Registration Statement declared  effective within ninety (90) days of the Amendment Effective Date, all in accordance with the terms of the Purchase Agreement. For the avoidance of doubt, the filing and effectiveness of the Registration Statement and any failure related thereto, are subject to the terms and conditions of the Registration Rights Agreement and the covenants of the Company in the Note, including, but not limited to, Section 2.3 thereof.

     SECTION 3.

Investment Representations and Covenants.

(a)

The Company hereby makes, as of the Amendment Effectiveness Date, all of the representations and warranties made by the Company in Section 2 of the Purchase Agreement, along with the representations and warranties set forth in this Amendment. The Company shall have performed in all material respects all obligations and covenants herein or therein required to be performed by it on or prior to the Amendment Effectiveness Date.

(b)

The Company hereby makes, as of the Amendment Effectiveness Date, all of the representations and warranties made by the Company in Section 3 of the Purchase Agreement, along with the representations and warranties set forth in this Amendment.

SECTION 4.

Miscellaneous

(a)

Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York. Each of the Company and the Investor hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Amendment and the transactions contemplated hereby.

(b)

Effects of Amendment.  Except as specifically amended by this Amendment, each term, provision and condition of the Purchase Agreement, including all Exhibits thereto, survives, remains and shall continue in full force and effect. To the extent that any provision of the Purchase Agreement is inconsistent with the provisions contained herein, this Amendment shall govern.

(c)

Legal Fees and Expenses. The Company has agreed to pay Investor’s reasonable, documented, out-of-pocket legal fees and expenses associated with the transactions contemplated by this Amendment. Investor’s counsel, Diamond Law, Professional Corporation (“Diamond Law”) shall deliver an invoice, with payment instructions, to the Company, by email to patricia@7mbholdings.com on the Amendment Effectiveness Date. The Company understands and agrees that it is contemplated that additional legal expenses will be incurred after the

Amendment Effectiveness Date and until the Registration Statement has been declared effective by the SEC, and the Company further confirms that it shall pay such legal fees, whether before or after the Amendment Effectiveness Date, within one business day of request by Diamond Law. Additionally, in the event that Investor attempts to enforce its rights under the amended Purchase Agreement, the Company agrees to pay the reasonable, documented, out-of-pocket legal fees and expenses required for Investor to do so.

(b) Counterparts. This Amendment may be executed in two or more counterparts by manual, electronic or facsimile signature, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:

ASTRO AEROSPACE, LTD.

By: /s/Patrica Trompeter

 Name: Patricia Trompeter

Title: CEO

The Investor:

WESTWORLD FINANCIAL CAPITAL, LLC

By: Christian Girodet

Name: Christian Girodet

Title: Director